SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                  May 14, 1998
                                  ------------
                                (Date of Report)



                            SILVERADO GOLD MINES LTD.
                            -------------------------
             (Exact Name of Registrant as specified in its charter)



                            British Columbia, Canada
                            ------------------------
                 (State or other jurisdiction of incorporation)



        0-12132                                                98-0045034
------------------------                              --------------------------
(Commission File Number)                              (IRS Employer I.D. Number)


                       Suite 505, 1111 West Georgia Street
                   Vancouver, British Columbia, Canada V6E 4M3
                   -------------------------------------------
           (Address of principal executive offices including zip code)


                                 (604) 689-1535
                                 --------------
               (Registrant's telephone number including area code)



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Item 5. Other Event

     At the Annual General Meeting of the Company held on May 11, 1998 the Shareholders approved a Reverse Split of the Company's Common Shares at a ratio of 1 for 10. The Board of Directors declared the Record Date to be May 26, 1998. According to the Nasdaq Stock Market the post split price will be effective the morning of May 26, 1998. A new cusip number will also become effective on May 26, 1998.

     At the meeting the Shareholders also approved the increase in authorized capital of the Company from 10,000,000 to 100,000,000 Common Shares. The effective date of the Increase will be the same as the Reverse Split.

New   certificates  and  cusip  number  will  be  issued  for  the  purposes  of clarification.

          Signatures
          ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of May, 1998.

                                              SILVERADO GOLD MINES LTD.


                                              By: /s/ G. L. Anselmo

                                              G. L. ANSELMO
                                              President, Chief Executive Officer